EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Schmidt, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2024-5C29 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

KeyBank National Association, as Master Servicer, Argentic Services Company LP, as Special Servicer, U.S. Bank Trust Company, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the GNL Industrial Portfolio Mortgage Loan, Argentic Services Company LP, as Special Servicer for the GNL Industrial Portfolio Mortgage Loan, Computershare Trust Company, National Association as Trustee for the GNL Industrial Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the GNL Industrial Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the GNL Industrial Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the 277 Park Avenue Mortgage Loan, KeyBank National Association, as Special Servicer for the 277 Park Avenue Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 277 Park Avenue Mortgage Loan, Deutsche Bank National Trust Company, as Custodian for the 277 Park Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 277 Park Avenue Mortgage Loan, KeyBank National Association, as Primary Servicer for the BioMed 2024 Portfolio 2 Mortgage Loan, KeyBank National Association, as Special Servicer for the BioMed 2024 Portfolio 2 Mortgage Loan, Wilmington Trust, National Association, as Trustee for the BioMed 2024 Portfolio 2 Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the BioMed 2024 Portfolio 2 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Stonebriar Centre, 3650 REIT Loan Servicing LLC, as Special Servicer for the Stonebriar Centre, Computershare Trust Company, National Association, as Trustee for the Stonebriar Centre, Computershare Trust Company, National Association, as Custodian for the Stonebriar Centre, Park Bridge Lender Surveillance LLC, as Operating Advisor for the Stonebriar Centre, Wells Fargo Bank, National Association, as Primary Servicer for the Baybrook Mall Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Baybrook Mall Mortgage Loan on and after March 1, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Baybrook Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Baybrook Mall Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Baybrook Mall Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Baybrook Mall Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Baybrook Mall Mortgage Loan, CoreLogic Solutions, LLC, as Operating Advisor for the Baybrook Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Northbridge Centre Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Northbridge Centre Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Northbridge Centre Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Northbridge Centre Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Northbridge Centre Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Bronx Terminal Market Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Bronx Terminal Market Mortgage Loan, Wilmington Savings Fund Society, FSB, as Trustee for the Bronx Terminal Market Mortgage Loan, Citibank, N.A., as Custodian for the Bronx Terminal Market Mortgage Loan and Pentalpha Surveillance LLC, as Operating Advisor for the Bronx Terminal Market Mortgage Loan.

Date: March 12, 2026

/s/ Daniel Schmidt

Daniel Schmidt

Chief Executive Officer

(senior officer in charge of securitization of the depositor)